Exhibit 99.1

NextNav Appoints Industry Veteran Tim Gray as Chief Financial Officer

Chris Gates to Lead Corporate Development

Leadership team expanded to pursue next chapter of anticipated growth

RESTON, Va., September 22, 2025 -- NextNav Inc. (NASDAQ: NN) a leader in next generation positioning, navigation, and timing (PNT) and 3D geolocation, today announced the appointment of Tim Gray as Chief Financial Officer. Chris Gates, the Company’s former CFO, will now focus his time on strategy as Executive Vice President of Corporate Development.

“As we prepare for the commercialization of our technology, I’m excited to welcome Tim, who provides a rare combination of deep spectrum knowledge and experience leading the finance function at a growth-oriented company with technology in the marketplace,” said Mariam Sorond, CEO of NextNav. “I’m also pleased we will have Chris’ working closely with Tim and maximizing his expertise in corporate development, an increasingly important responsibility as we pursue commercialization. These two leaders will contribute to our momentum and our next chapter of growth as we prepare to optimize the lower 900 MHz band and deliver a win for national security, public safety, and the American economy.”

Incoming CFO Tim Gray said, “NextNav has strong financial foundation and compelling growth story. I look forward to stepping into this new role to help the company navigate its exciting future, and to engaging with our shareholders on our journey forward.”

Mr. Gray most recently served more than a decade as Chief Financial Officer of Anterix. Prior to Anterix, he held multiple senior finance leader positions at MedImmune, Inc., a subsidiary of AstraZeneca including Senior Vice President and Chief Financial Officer. Earlier in his career, Mr. Gray served in finance positions at AOL and Nextel and started his career at Deloitte & Touche LLP. He is also a member of the Audit Committee of the Children’s Inn at the National Institutes of Health. Mr. Gray received a Bachelor of business administration in accountancy from the University of Notre Dame and is a certified public accountant.

Mr. Gates has been responsible for all corporate finance functions since 2021 and led the Company’s transition to public company operations. Prior to that, he was Senior Vice President of Strategy, Corporate and Business Development. In that role, he led strategic partnerships, contributed to policy and standards outreach, supported public safety initiatives, including E911 and FirstNet, and helped shape the company’s monetization and asset development strategies. He is also a named co-inventor on several patents related to NextNav’s technologies.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next-generation 3D Positioning, Navigation, and Timing (PNT) solutions. As the nation’s largest license holder in a spectrum band expressly designated for terrestrial positioning services, NextNav is uniquely positioned to enable a widescale terrestrial complement and backup to GPS. Leveraging licensed low-band spectrum and the global 5G ecosystem, NextNav is focused on delivering an accurate, reliable, and resilient 3D PNT solution to protect national security, public safety, and the economy. Learn more at www.nextnav.com.

For more information, please visit https://nextnav.com/ or follow NextNav on Twitter or LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include the achievement of certain FCC-related milestones and FCC approvals, the ability to realize the broader spectrum capacity and the advancement of NextNav’s terrestrial 3D PNT services, NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation terrestrial 3D PNT technologies, the business plans, objectives, expectations and intentions of NextNav, and NextNav’s estimated and future business strategies, competitive position, industry environment, potential growth opportunities, revenue, expenses, and profitability. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, those included in Part II, Item 1A, “Risk Factors” of the Company’s quarterly reports on Form 10-Q, and Part I, Item 1A, “Risk Factors” of the NextNav’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as those otherwise described or updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:
NNmedia@nextnav.com

Investor Contact:
Sloane & Company
nextnav@sloanepr.com

Source: NextNav